UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 21, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
          On March 21, 2008, the Company held a Special Meeting of Stockholders to vote on (1) a proposal (“Proposal I”) to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 28, 2007, by and among the Company, Diamond II Holdings, Inc. and Diamond II Acquisition Corp. and (2) a proposal (“Proposal II”) to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.
          There were 402,388,726 shares eligible to vote as of the record date.
          A quorum was present. Both proposals were approved.
          The following are the voting results of the proposals:

Proposal I	For	Against	Abstain
Adoption of Merger Agreement:	281,553,408	7,536,916	4,206,408

Proposal II	For	Against	Abstain
Adjournment or Postponement, if necessary:	273,101,179	19,775,283	420,271

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 21, 2008	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary